Exhibit 99.6



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                                       -1-
Tribune Company




                                  March 8, 1990



Tribune Company
435 North Michigan Avenue
Chicago, Illinois 60611


Dear Sirs:

                  This letter will confirm the agreement between Tribune Company (the "Company") and Goldman Sachs Money Markets Inc. ("GSMMI") with respect to the offer and sale by GSMMI of short-term promissory notes ("Notes") proposed to be issued from time to time by the Company in transactions not involving a public offering within the meaning of Section 4(2) of the Securities Act of 1933 (the "1933 Act") and Rule 506 thereunder. The Company understands that this letter does not constitute a commitment or obligation, expressed or implied, on the part of GSMMI to purchase any Notes from the Company, or to offer or sell any Notes.

                  1. The Notes will be issuable in denominations of not less than $250,000, will not be exchangeable for smaller denominations, will be payable to Bearer and will have maturities not exceeding 270 days from the date of issue. The Notes will be issued through Morgan Guaranty Trust Company in accordance with an issuing agency agreement between the Company and such bank dated November 22, 1985, a copy of which has been furnished to GSMMI. The Company will not amend such agreement without first informing GSMMI, and will promptly furnish to GSMMI a copy of any amendment to such agreement.

                  2. The Company hereby confirms to GSMMI that within the preceding six months neither the Company nor any person acting on behalf of the Company other than GSMMI or Merrill Lynch Money Markets Inc. ("Merrill") has offered or sold any Notes, or any substantially similar security of the Company, to, or solicited offers to buy any thereof from, any person other than GSMMI or Merrill. The Company also agrees that, as long as the Notes are being offered for sale by GSMMI as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Company nor any person other than GSMMI or Merrill will offer the Notes or any substantially similar security of the Company for sale to, or solicit offers to, or solicit offers to buy any thereof from







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                                       -2-
Tribune Company

being understood that this agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder. Further, both the Company and GSMMI agree that neither the Company nor any person acting on its behalf, nor GSMMI, will offer or sell, or solicit offers to buy, the Notes by any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the 1933 Act or otherwise. The Company also confirms that it has entered into an agreement with Merrill which contains provisions relating to the manner of offering the Notes which are substantially similar to the provisions contained in this agreement.

                  3. (a) GSMMI proposes to maintain a list of prospective purchasers of the Notes to whom GSMMI may make offers and sales of Notes (the "Investor List"). It is contemplated that GSMMI will include on such Investor List (i) investors who may purchase Notes for their own accounts, (ii) investors who may purchase Notes as fiduciary or agent for the accounts of others and
(iii) investors for whose accounts Notes may be purchased by others as fiduciary or agent.

                  (b) An investor will be included on the Investor List only if believed by GSMMI to be a sophisticated institutional investor which (A) is an "accredited investor" as that term is defined in Rule 501(a) under the 1933 Act ("Accredited Investor") or, if the potential investor is a fiduciary or agent (other than a U.S. bank or savings and loan association) who will be purchasing Notes for one or more accounts, each such account will be an Accredited Investor, and (B) either (i) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in Notes or (ii) is represented by a fiduciary or agent with sole investment discretion having such knowledge and experience. Not more than 300 investors may at any time be on the Investor List, but for this purpose any one investor and its fiduciary or agent, if any, may be counted as a single investor. Subject to the limitations set forth above, an investor may be added to the Investor List at any time. An investor may be deleted, however, only if no offer or sale of Notes to it has been made during the preceding six months.

                  (c) GSMMI will offer and sell Notes only to investors which at the time are on the Investor List and are believed by GSMMI to meet the requirements set forth above for inclusion thereon.

                  4. (a) GSMMI will furnish to each purchaser of Notes (or to the fiduciary or agent acting for such purchaser), at or before the time of the sale of Notes to such purchaser, an Offering Memorandum in form and substance satisfactory to the Company and GSMMI. The Offering Memorandum at any time may consist of an annual Offering Memorandum and one or more supplemental Memoranda and will, among other things:


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                                       -3-
Tribune Company

                  (i) Include summary financial and other information derived from the Company's latest Annual Report on Form 10-K and from any subsequent reports by it on Forms 10-Q or 8-K or materials mailed by it to its public stockholders; and incorporate by reference such Form 10-K report and any such subsequent 10-Q or 8-K reports;

                  (ii) Include a statement to the effect that copies of reports filed by the Company with the Securities and Exchange Commission or mailed by it to its public stockholders, as well as such additional information, if any, as an investor in Notes may reasonably request, may be obtained through GSMMI;

                  (iii) Set forth on the first page of the annual Offering Memorandum, with a reference thereto on the first page of each supplemental Memorandum, statements substantially as follows:


                           PRIVATE PLACEMENT

                           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND SALES THEREOF MAY BE MADE ONLY TO INSTITUTIONAL INVESTORS APPROVED AS ACCREDITED INVESTORS BY MERRILL LYNCH MONEY MARKETS INC. OR GOLDMAN SACHS MONEY MARKETS INC. (EACH AN "AUTHORIZED ENTITY"). BY ITS ACCEPTANCE OF THIS NOTE THE PURCHASER REPRESENTS THAT THIS NOTE IS BEING ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR SALE IN CONNECTION WITH, ANY PUBLIC DISTRIBUTION THEREOF AND THAT ANY RESALE OF THIS NOTE WILL BE MADE ONLY TO OR THROUGH AN AUTHORIZED ENTITY TO AN INSTITUTIONAL INVESTOR APPROVED BY SUCH AUTHORIZED ENTITY AS AN ACCREDITED INVESTOR.

                           Each purchaser of a Note will be deemed to have represented and agreed as follows: (1) the purchaser understands that the Notes are being issued only in transactions not involving any


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                                       -4-
Tribune Company

                           public offering within the meaning of the Securities Act of 1933; (2) the purchaser is a sophisticated institutional investor who (A) is an "Accredited Investor" as that term is defined in Rule 501(a) under the Securities Act of 1933 (or is a fiduciary or agent (other than a U.S. bank or savings and loan association) which is purchasing the Note for the account of an Accredited Investor) and (B) has such knowledge and experience (or is a fiduciary or agent with sole investment discretion having such knowledge and experience) in financial and business matters that it (or such fiduciary or agent) is capable of evaluating the merits and risks of investing in such Note; (3) such Note is being purchased for the purchaser's own account (or for the account of one or more other institutional investors for which it is acting as duly authorized fiduciary or agent), for investment and not with a view to public distribution; (4) if in the future the purchaser (or any such other investor or any other fiduciary or agent representing such investor) decides to sell such Note prior to maturity, it will be sold only to Goldman Sachs Money Markets Inc. ("GSMMI") or Merrill Lynch Capital Markets Inc. ("Merrill") or through GSMMI or Merrill and only in a transaction exempt from registration under such Act; (5) the purchaser understands that, although GSMMI and Merrill may repurchase Notes, GSMMI and Merrill are not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Note until maturity; and (6) the purchaser understands that such Note will bear a legend substantially as set forth in capital letters above.




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                                       -5-
Tribune Company

                  (b) The Company agrees to furnish promptly to GSMMI three copies of all reports filed with the Securities and Exchange Commission, all documents filed with any stock exchange, all documents mailed to the Company's public shareholders, all press releases (issued by its corporate headquarters) and such other publicly distributed documents as GSMMI may reasonably request in order for GSMMI to prepare from time to time offering memoranda for distribution to purchasers of Notes and in order for GSMMI to evaluate at any time the ability of the Company to pay the Notes as they mature. The Company also agrees to furnish to GSMMI such additional information concerning the Company as GSMMI may reasonably request.

                  (c) If at any time any event or other development occurs as a result of which the Offering Memorandum (including any documents incorporated by reference therein) includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify GSMMI thereof, and GSMMI will not thereafter use such Offering Memorandum or offer or sell Notes until an appropriately revised Offering Memorandum is available. Each sale of a Note by the Company to GSMMI shall constitute a representation by the Company that the Offering Memorandum (including any documents incorporated by reference therein) at such time does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  5. Each Note will bear a legend substantially as set forth in capital letters under "Private Placement" in paragraph 4(a) (iii) above.

                  6. The Company and GSMMI agree that not later than 15 days after the first sale of any Note as contemplated by this agreement, the Company will timely file with the Securities and Exchange Commission five copies of a notice on Form D (one of which will be manually signed by a person duly authorized by the Company), in accordance with the requirements of Rule 503 under the 1933 Act. The Company will also timely file such amendments to its notice on Form D as may be required by Rule 503. The Company will furnish to GSMMI evidence of each such filing (including a copy thereof). GSMMI will advise the Company promptly after the first sale of any Note hereunder has been confirmed by GSMMI to the purchaser, and GSMMI will also furnish to the Company any information which GSMMI may have that may be necessary to permit the Company to prepare such notice on Form D.

                  7. The Company agrees promptly from time to time to take such action as GSMMI may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as GSMMI may request and to comply with such laws so as to permit the continuance of sales and dealings therein in


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                                       -6-
Tribune Company

such jurisdictions for as long as may be necessary to complete the transactions contemplated hereby, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction other than consent to service of process under such state securities laws. The Company also agrees to reimburse GSMMI for any reasonable fees or costs incurred in so qualifying the Notes.

                  8. This agreement will continue in effect until terminated as provided in this paragraph. This agreement may be terminated by the Company by giving written notice of its election to do so to GSMMI; or by GSMMI by giving written notice of its election to do so to the Company. This agreement shall terminate at the close of business on the first business day following the receipt of such notice by the party to whom such notice was given; provided, however, that the provisions of the first two sentences of paragraph 2, paragraph 4(c) (except that the provisions of the first sentence thereof shall survive only until no Notes sold to or through GSMMI remain outstanding), and 6 and 7 shall continue in effect subsequent to any such termination for a period of six months from the last maturity of a Note sold to or through GSMMI.

                  9. This agreement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.


                          ----------------------------





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                                       -7-
                  If the foregoing is in accordance with your understanding please confirm the same by signing and returning a copy hereof.



                                               Yours very truly,


                                               GOLDMAN SACHS MONEY MARKETS INC.

                                               By_/s/ Richard B. Davis
                                                      Title:



Confirmed as of the
above date:

TRIBUNE COMPANY


By /s/ David J. Granat
Title:  Treasurer